Exhibit 10.15

Agency Agreement

Overview:

Shanghai Creative Energy Company Limited (“Party A”) entrusted by Jiangsu Zhongneng Photovoltaic Industry Development Co., Ltd. ( “Party B”) to act as an agent for the foreign trade business of Party B. In order to set out clearly the rights and obligations of the parties respectively, and adhering to the principles of equality and mutual benefit and through friendly consultation, the parties hereby enter into this Agent Agreement (the “Contract”)

1.	Performance under the Contract:

The Contract is based on the Foreign Contract (the “Foreign Contract”) executed by and between Party A and the foreign party, Party B hereby agrees to strictly adhere to all the terms in the Foreign Contract; the Foreign Contract and the appendix thereof shall be an integral part of the Contract, and shall be as effective as the Contract; In case of any discrepancy between the terms of the Contract and the Foreign Contract or terms in the Foreign Contract not being described in the Contract, the terms of the Foreign Contract shall prevail.

2.	Name, Quantity and Price of the Products

1)	Name and quantity of the products: see the Foreign Contract;

2)	Price of the products: see the Foreign Contract.

3.	Date of the Delivery of the Products by Foreign Party: see the Foreign Contract.

4.	Obligations of the Parties:

1)	The Obligations of Party A:

(i)	Party A shall assist Party B with foreign contact, inquiry and business negotiation;

(ii)	Party A shall be responsible for the performance of the commercial terms in the Foreign Contract including all the foreign trade obligations such as foreign remittance;

(iii)	Party A shall be responsible for the remittance for the letter of credit issued by banks and the issuance and audit of relevant commercial documents as required by the terms of the Foreign Contract;

(iv)	Party A shall arrange the transportation by sea, insurance, performance of the Foreign Contract and other foreign matters under the Foreign Contract;

(v)	Party A shall assist Party B in applying tax exemption when importing goods, and shall be responsible for the customs clearance procedure and transportation arrangement in connection with the importation and exportation of the equipment, and will deliver such equipments or products arrive at the place appointed by Party B;

(vi)	The parties agree that Party B entrusts Party A to arrange relevant inland transportation, and shall reimburse Party A the expense incurred by such transportation upon the presentation of relevant bills by Party A;

(vii)	Party A shall be responsible for other necessary procedures in the project

(viii)	Party A shall keep all the matters entrusted by Party B confidential

2)	Obligations of Party B

(i)	Party B shall be responsible for communication, inquiry and business negotiation with the foreign party, and shall be responsible for, of the products under the Foreign Contract and examination and inspection for acceptance of technical documents issued by the foreign party;

(ii)	Party B shall coordinate with Party A with the payment under the Foreign Contract and shall honor in advance and pay the tax as required by the Foreign Contract;

(iii)	Party B shall coordinate with Party A to provide documents necessary for Party A in procedures for import, including without limitation, customs clearance, and assist Party A in procedures for import exemption and export rebate.

(iv)	Party B shall, within fifteen days before Party A provides foreign remittance or letter of credit, convert the US dollar or euro amount of remittance or letter of credit into RMB at the exchange rate of one US dollar to 8.3 RMB or one euro to 11 RMB respectively, and remit such amount of money into the account opened in Party A’s name to facilitate Party A to make foreign remittance and open the letter of credit in a timely manner.

5.	Payment and Settlement

Party B shall pay Party A agency fee within five working days from the arrival of the goods, the agent fee shall be 0.8% of the price of the Foreign Contract; in addition, the insurance fees, warehouse fees, customs clearance fees, pierage, inland transportation fees and other expense and tax incurred after the arrival of the goods at Shanghai Port shall be reimbursed by Party B in full to Party A within five working days from the arrival of such goods. After the performance of the obligations under the Contract, Party A shall convert all foreign currency at the then current exchange rate and, refund any overpayment or issue a bill to Party A for any deficiency. Party A shall issue the agent service invoice, and Party B shall remit the relevant fees to the account appointed by Party A within five working days from the receipt of such invoice.

6.	Indemnification from Foreign Parties

Where the goods under the Foreign Contact are found to be defective, damaged, short on weight or quantity, or inconsistent with the stipulation in the Foreign Contact in respect of the quality, Party B shall immediately apply to the local commodity inspection authority for inspection, and shall give the commodity inspection certificate (if obtained from the local inspection authority for inspection) to Party A for negotiation and claim for losses within the time limit specified for such claim. Party B shall bear all consequences resulting from the expiration of such time limit caused by Party B’s failure to give the commodity inspection certificate to Party A in a timely manner. Party A shall actively engage in negotiation with foreign parties, claim for damages or even pursue arbitration or litigation on behalf of Party B for any dispute arising out of the performance of the Foreign Contract that could not be resolved through consultation between the parties, provided that Party B has given prior authorization to Party A and agreed to bear all related expenses incurred. Party B shall be responsible for all consequences resulting from the expiration of the time limit for a claim caused by Party B. Where Party A are granted with damages or relevant expenses in accordance with the result of negotiation with foreign parties, arbitration or litigation, such damages and expenses shall be passed on to Party B according to relevant rules and regulations.

7.	Effectiveness and Termination

1)	The Contract shall be effective on the day when signed and sealed by the parties.

2)	The Contract shall be terminated when the Contract is performed and the final accounting is completed by the parties.

8.	Miscellaneous

1)	Any matter not mentioned in the Contract shall be settled by the parties, based on the contents of the Contract, through friendly consultation adhering to the principles of friendly cooperation and mutual understanding. If such matter can not be settled through consultation, either party may submit such matter to the People’s Court at the non-defaulting party’s location for litigation.

2)	The Contract shall be executed in quadruplicate with two copies to each party.

Party A: Shanghai Creative Energy Company, Limited

Representative: (signed)

Party B: Jiangsu Zhongneng Photovoltaic Industry Development Co., Ltd.

Representative: (signed)

Place of execution: Xuzhou

Time of execution: May 12, 2006